UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2023, Gamida Cell Ltd. (the “Company”) entered into a Second Amended and Restated Consulting Agreement, effective December 31, 2023 (the “Amended Consulting Agreement”), with Terry Coelho, the Chief Financial Officer of the Company, pursuant to which Ms. Coelho’s existing Amended and Restated Consulting Agreement, dated May 22, 2023, with the Company was extended through March 31, 2024. The Amended Consulting Agreement provides for Ms. Coelho to be compensated at an hourly rate of $500 for a minimum of 40 hours per week of services specified in the Amended Consulting Agreement. Ms. Coelho is also eligible to earn a retention bonus of $100,000 (the “Retention Bonus”) if she remains continuously engaged with the Company through March 31, 2024. If, prior to March 31, 2024, either Ms. Coelho provides notice of termination without cause, or the Company provides notice of termination for breach and Ms. Coelho fails to cure the breach, then the Retention Bonus will not be paid.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMIDA CELL LTD.

December 18, 2023	By:	/s/ Josh Patterson
Josh Patterson
General Counsel & Chief Compliance Officer

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